Exhibit 99.2

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q3 2022 VOXX International Corp Earnings Call EVENT DATE/TIME: JANUARY 11, 2022 / 3:00PM GMT

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Exhibit 99.2

CORPORATE PARTICIPANTSCharles Michael Stoehr VOXX International Corporation - Senior VP, CFO & DirectorPatrick M. Lavelle VOXX International Corporation - President, CEO & DirectorCONFERENCE CALL PARTICIPANTSBrian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst   - Glenn Wiener GW Communications LLC - OwnerPRESENTATIONOperatorGood day, and thank you for standing by. Welcome to the VOXX International Fiscal 2022 Third Quarter Results Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded. (Operator Instructions) I would now like to hand the conference over to your speaker today, Glenn Wiener of Investor Relations. Please go ahead.─────────────────────────────────────────────────────────────────────────────────────Glenn Wiener GW Communications LLC - OwnerThank you. Good morning, and welcome to VOXX International's Fiscal 2022 Third Quarter Conference Call. Yesterday, we filed our Form 10-Q and issued our press release and this morning, we uploaded a new investor presentation. And all documents can be found in the Investor Relations section of our website at www.voxxintl.com. Today, we have prepared remarks from Pat Lavelle, President and Chief Executive Officer; and Michael Stoehr, Senior Vice President and Chief Financial Officer. After which, we'll open up the call for questions.I would like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I'd like to point you to the risk factors associated with our business, which are detailed in our Form 10-K for the period ended February 28, 2021. We're coming off a very active week in Las Vegas at CES 2022 and next week on January 19 and 20, we will be presenting at the Sidoti conference.Let me end by wishing you all a happy New Year, and I'd like to thank you for your continued support of VOXX. And now it is my pleasure to turn the call over to Pat. Pat?─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorThank you, Glenn. And before I start, I would also like to wish everyone a healthy and prosperous New Year. Last year, we had one of the best third quarters in our history. And this year, we did not repeat at those levels given the strength of last year's Q3. But overall, we had a strong quarter. We outperformed our plan, exceeding our latest projections for revenue, margins and operating income, and nothing has

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Exhibit 99.2

changed with respect to our outlook. We see growth and improved profitability going into next fiscal year and beyond, especially with the new OEM award we received this past quarter from Stellantis, which is estimated to be approximately $125 million.Before I cover the results, I want to address the Seaguard Electronics arbitration. They are a former supplier of ours, providing stolen vehicle recovery systems. We signed a supply agreement with them in 2007 and more than 10 years later, they filed claims for breach of contract and patent infringement.Throughout the process, we had been advised by legal counsel that the case was unlikely to go against us. And if it did, our exposure was not material, a few million dollars at most. Based on that advice, the company did not specifically disclose this matter in footnote 24 to its financial statements, which covers contingencies. The initial damages that were sought were $10 million. And the day before the fact witness portion of the arbitration concluded, Seaguard amended its claim and sought $40 million. The arbitrator allowed this to happen and awarded Seaguard $39.4 million of damages. Needless to say, we were shell shocked by this. There's no other way to say it, and we are going to fight it.We have reviewed our legal options and made a motion in the arbitration proceeding to modify the interim award based on the plain language of the supply agreement. If this motion is unsuccessful, we intend to seek the California court to vacate or modify the award on legal and equitable grounds. While the initial award is for $39 million, we are not paying this out. Rather, we took a charge this quarter, which is reported in Other income and reflected on our balance sheet.Just about every law firm we spoke to afterwards concurred with our initial assessment and believe the arbitrator's ruling was egregious as to the calculation of damages, it was inequitable and that she overstepped her authority as an arbitrator. We hired a new California-based national law firm to represent us to vacate or modify the award, one specializing in these types of situations.Currently, we have 3 options: seek a modification, a reconsideration of the interim award; seek to have the court vacate, modify or correct the interim award or negotiate. We are aware of the challenges in having an award overturned, challenging but attainable and are confident we will get the case heard. We have been advised there is precedent for modification given the facts of the case, how this process unfolded and the legal basis of the ruling.Our balance sheet is strong and we have cash and substantial availability on our credit facility. And again, we are not paying out cash at this time. And should the ruling be overturned or modified and result in a lesser amount, we will reverse the charge accordingly resulting in a potential positive pickup in net income.The process could take up to a year or more until it's resolved, and we are going to exhaust all options.Now let's move to the business in the third quarter. And as I stated, we did not repeat the exceptional performance of last year's fiscal third quarter, but we did beat plan and remain on track to finish the year

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Exhibit 99.2

on a positive note with significant growth prospects ahead. In Q3, we reported net sales of $192 million, down less than 5%. Had it not been for some OEM customers pausing production due to their chip and part shortages, we would have come in around last year's Q3.Gross margins, while down year-over-year, were about 100 basis points higher sequentially compared to Q2 and came in better than forecast. The second wave of price increases we instituted, are having a bigger impact, offsetting the higher costs of doing business. Our Automotive segment was impacted by temporary pauses at OEM plants and tighter margins due to price increases. Higher operating expenses were primarily a result of R&D and engineering expenses within the automotive segment to support new OEM launches and the addition of the Onkyo engineering team. Operating income of $7.8 million was down $10.4 million year-over-year and adjusted EBITDA of $15.5 million, down $9.2 million. But again, our bottom line performance came in above plan.I'll give you a quick snapshot of our year-to-date performance through Q3. Total net sales are up $71 million or close to 18%. Gross profit margins are down 240 basis points due to the sharp run-up in supply chain related costs, but gross profit dollars are up $9.4 million due to higher revenue and adjusted EBITDA of $30 million is down $5.3 million. Considering the difficulties posed by part and labor shortages and price increases, transportation and warehousing cost increases, the global pandemic in 2020 and its resurgence in 2021, we have managed through it all.We thought fiscal '21 was tough, managing through COVID. But I have to say in my 40-plus years of doing business, fiscal '22 has been the most challenging by far. All things being equal, I am proud of the team. We've grown, we're profitable and have many paths to create value. Let me move on to the segments for the quarter.Automotive segment sales were up year-over-year by about $100,000, with OEM product sales up $4.4 million and with aftermarket down $4.3 million, primarily due to chip shortages and some delays as we moved from airfreight to boat. Driving our OEM business where RSE programs with Ford, Stellantis and Nissan and ongoing business with the top heavy-duty truck manufacturers such as Daimler Truck, PACCAR, Volvo and Navistar. While these events have driven OEM sales growth, volumes have been less than initially expected given chip and part shortages and the starts and stops with our customers' production.In light of the price increases, we constantly negotiate with suppliers and customers and even more so in recent months. As we incur higher costs, we must cover that. We got some pickup from the second wave of increases we instituted last quarter and expected to see a bigger impact in the fourth quarter as some contracts required a notice period before taking effect.By the end of the year, the automotive segment will have nearly doubled from where we were in fiscal 2020, and we're expecting more significant growth in the years ahead based on the awards that we have secured. The good news that I have to report today is the new OEM award with Stellantis. Our original award with Stellantis was approximately $300 million. Based on their revised projections, the award

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Exhibit 99.2

forecast now is about $275 million. And this covers the Chrysler Pacifica, the Jeep Wagoneer and the Jeep Cherokee vehicles for model years 2022 through 2026.We received an additional award for the Dodge Ram covering model years 2024 through 2026, which is estimated to be approximately $125 million. So Stellantis now represents awards of approximately $400 million. With Ford, we received an initial award for $75 million covering the Lincoln Navigator and the Ford Expedition for model years 2022 through '24. This award is now projected at $80 million. And we have the $20 million award from Nissan for our EVO system, and we have a variety of awards from the truck manufacturers and Tier 1 suppliers for approximately $30 million, some spanning as long as 10 years. This equates to approximately $530 million in OEM awards we have received over the past 2.5 years with production in its early stages.There are 3 other things driving our optimism for automotive. I talked about adding other potential customers for Amazon Fire TV prior to the supply chain [outbreak] COVID and the industry environment held back negotiations on projects, but more recently, we've begun to see increased activity, and this bodes well for future growth as any additional OEM business would layer on top of our core and the incremental business, we've already been awarded.DEI has performed better than projected, and they added strong brands and a powerful distribution network. We are the clear-cut leader in aftermarket security and remote starts with the best-selling products in the market. VSM, as I indicated, has received a number of long-term OEM awards while expanding its customer base. We have production secured for many years out and new products coming to market. Adding new OEM channels and product lines was a big reason behind this acquisition and is beginning to show results. You can summarize our Automotive segment in a sentence. We continue to win new OEM awards with a lot of room for growth as we penetrate new customer accounts.Moving on to Consumer Electronics. Consumer Electronics segment sales declined by approximately 6.7% in the third quarter as we expected and are up 11.2% year-to-date. Premium Audio product sales last year benefited from exceptionally high order volume with more stay-at-home purchases and new sales from the ProMedia speaker launch. We took steps in the first half of the year to secure inventory to meet customer demand and we succeeded.The acquisition of Onkyo further strengthened the segment with $7.8 million and higher sales over Q3 of fiscal '21. We are aggressively working with Sharp to rebuild manufacturing and distribution and the demand is certainly there. Barring any additional supply chain issues or unforeseen events, we believe we can reach sales of $125 million next fiscal year with a goal of reaching $200 million as we expand worldwide.The addition of Onkyo, Integra and the Pioneer brands, along with Klipsch and our other speaker brands gives us the ability to offer our retailers and consumers a much wider assortment of complete sophisticated home audio solutions. Year-to-date Premium Audio sales are up 16.7%. At CES, the Premium Audio Company showcased its 2022 product lineup. It's another year of a lot of excitement. We

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Exhibit 99.2

had strong media coverage and customer interest. And I'm just going to go over 3 of the new lines we debut, but you can read more about them on the Klipsch website. The Klipsch Jubilee is the new flagship product of the Heritage speaker series. It is a horn-loaded, 2-way loudspeaker incorporating the latest acoustic technology and designed to deliver the ultimate in listening experience.The Klipsch Jubilee is priced at $35,000 a pair. The new Klipsch Reference speakers features Tractrix Horns for high-frequency reproduction, resulting in sound stage quality of audio. Lastly, the McLaren addition of our 5 powered speakers features a high-efficiency DSP amplifier for high resolution, an ultra-low mass carbon fiber for enhanced performance. This takes the best from both McLaren Racing and Klipsch. Staying within Consumer, our other CE product sales primarily accessory lines were down 5.7% year-over-year in Q3 and 5.3% year-to-date. Nothing was out of the ordinary. Sales were down modestly across several categories due to limits on inventory supply and some decisions we made to address rising costs in lieu of certain sales.Our customer relationships remain very strong, and we expect to expand with some key accounts in the coming years. For example, our Singsation program has done very well with Costco Canada, and we secured the fiscal '23 program with more than 2x the volume. Our reception programs with Walmart have been very strong in the U.S. and we will be adding additional SKUs to our lineup and have expanded programs with them and other retailers throughout North America. Overall, we're operating a smaller but profitable business, which globally should be $90 million to $100 million in sales. We are always looking to enhance our product lineup and remain focused on stable and profitable growth.Moving on to Biometrics. The Biometrics segment remained relatively flat for the quarter and is up 15.6% year-to-date. We received our first payment from GalvanEyes following approval of the agreement at our Annual Meeting of Shareholders, and the cash received will be accounted for on our balance sheet, not flow to the gross profit as initially informed. This is because GalvanEyes has the right to convert to equity based on the value it pays to EyeLock in the future.But during the quarter, we made progress with respect to current projects and secured future awards. First, the health care award we received. We are on schedule for beta launches in the coming quarters and deployment in late 2022 with a ramp up thereafter. Through GalvanEyes in Q3, we were awarded new business from a Switzerland-based customer in Life Sciences and entered into an MSA and license agreement with a home health care and AI diagnosis company.Additionally, we are working on a prototype for an auto mall in Miami. And if successful, we plan to roll this out through our automotive aftermarket group. Delivery is set for Q1 of fiscal '22. And during the third quarter, EyeLock also was awarded a small piece of business from a U.S. government agency. We also made a change in management, appointing Allen Ibaugh to the role of President of EyeLock. Based on his extensive background and knowledge of the market, he is the right individual for the job. He has over 25 years of experience in technology, has served as the CEO of technology companies, including Data Transfer Solutions, a business he cofounded and successfully ran before it was sold to SNC-Lavalin, one of the largest companies in Canada. He has very strong relationships with target customer accounts,

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Exhibit 99.2

particularly with government agencies.There are several projects EyeLock is currently working on that have great promise. And as we have learned from the past, these do take time, especially when discussing embedded solutions and the modifications that are typically required. Some of the more recent work is centered around access control systems, authentication software for health care professionals and pharmacies and embedded applications in large volume public settings.In closing, we continue to perform well in what is a very challenging environment. We remain on track with our sales forecast for the fiscal year with the only caveat being the car manufacturers keep to their production schedule. Next year should show growth with scheduled OEM launches and the addition of Onkyo. Gross margins have and should continue to improve modestly near term, especially as the automotive price increases take hold and OEMs return to more consistent production. And operating expenses are in line with our prior comments with the second half increase primarily related to Onkyo R&D and automotive engineering.Let me make it clear. We are not chasing growth at the risk of losing profits. We are focused on securing long-term profitable partnerships. We have proven to be agile and disciplined. And with the foundation we've built over the past few years, I believe the company can drive significant top and bottom line improvements. At this point, I'll now turn the call over to Mike.─────────────────────────────────────────────────────────────────────────────────────Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & DirectorThank you, Pat. Good morning, everyone, and I, too, will start with my well wishes in 2022. Happy and healthy New Year to all. Let me start with a bit more detail around sales for Q3 and year-to-date comparisons. In Q3, OEM sales increased with Stellantis OEM program driving sales growth. This is new and incremental business. Our sales with Ford were also up with increased volumes related to the Ford Explorer program.Finally, VSM's OEM sales were up almost 40% year-over-year. Aftermarket sales were down roughly $4.3 million due primarily to supply chain issues and heavier load-ins last year, as Pat discussed. The 3 biggest categories were impacted were satellite radio fulfillment, backup cameras, lighting products and turn signal switches, which collectively made up approximately $2.6 million of decline with the rest spread out and offset by growth at our DEI subsidiary, which was up over 8% year-over-year. Year-to-date, Automotive segment sales were up $38.6 million with OEM sales of $17.4 million and aftermarket sales up $21.2 million. OEM growth was due to higher rear-seat entertainment sales and higher volumes with Stellantis, Ford as well as significant increases in sales at VSM.There were a number of offsetting factors in the aftermarket, and overall growth was primarily driven by the addition of the DEI subsidiary, which was owned for the full 9 months in fiscal 2022. Within the Consumer segment, we had lower sales than last year's Q3, down $9.3 million. Premium wireless speakers and home separate speakers were down $12.6 million combined with the decline directly related to shipping delays and shortages as well as chip shortages resulting in product back orders. We

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Exhibit 99.2

had higher loadings in sales last year quarter 3 for our ProMedia speaker line, which was introduced then.11 TC positively contributed increasing by $7.8 million, principally due to Onkyo, Integra and Pioneer products. As noted in September, the acquisition of Onkyo Home Entertainment was completed, and we moved from a distributor to an owner. With higher sales expected, we built distribution and ramp up production with Sharp and our JV partner. Consistent with Pat's remarks, Singsation has performed well and Q3 sales were up over [9%] versus Q3 of last fiscal year. Year-to-date, our Consumer segment is up $32.3 million, with Premium Audio driving the increase.11 TC contributed to this growth, up $25.5 million year-to-date. Premium home theater speakers, wireless accessory speakers and Singsation were the 3 biggest gainers within the segment. The Biometrics segment, Pat covered. Gross margins were down 200 basis points in Q3 and 240 basis points year-to-date. I think we've covered the impact in detail throughout the year, and it's pretty much the same story. We have been able to mitigate the higher cost of doing business through 2 price increases instituted throughout the fiscal year.The second price increase was put in place in Q2 and had a positive impact on Q3 margins up 90 basis points sequentially. The full impact, however, was not felt as OEM customers typically require notice periods, as Pat also mentioned, and we'll start to absorb some of these costs in Q4 and in Q1 of fiscal 2023 the pauses with OEM customer reduction also impacted gross margins during the quarter. But on the positive side, gave us a chance to change some of our logistics and future costs. Operating expenses were in line this quarter, no surprises and consistent with our Q2 conference call remarks.We had a $3.9 million increase in operating expenses and added $4 million of expenses primarily due to the Onkyo JV, particularly impacting engineering and technical support expense lines. For the 9 months year-to-date period, we had a $23.3 million year-over-year increase in operating expenses. There were approximately $6.8 million of nonrecurring expenses we outlined in our Q2 call, through the first 6 months of fiscal 2022, $4.8 million for professional fees and $2 million for NRE and outside labor.We also had $8 million of expenses that were added in fiscal 2022 for the DEI subsidiary and for furloughed employees in salary and bonus reductions. DEI, we own for the full 8 months in fiscal 2022 and 5 months in fiscal 2021. And the latter relates to the reduction we implemented in early stages of COVID in fiscal 2021. Then we have the additional $4 million of expenses related to the Onkyo acquisitions. This leaves $4.5 million with the remainder made up of higher professional fees related to the Seaguard arbitration, higher R&D expenses for various projects across each segment, expenses related to our new Australian Premium Audio Company Subsidiary, and there were other offsetting factors.You'll see acquisition costs in our income statements. The Q3 increase was approximately $300,000 and year-to-date increase was $3 million. This is incorporated professional fees I just provided. On an operating basis, operating income of $7.8 million in Q3 represents a decline of $10.4 million as we have

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Exhibit 99.2

outlined. To put this year's Q3 performance in perspective, the last time we reported higher than $8 million in operating income was fiscal 2015. We had increases in other income and expenses primarily due to the Seaguard arbitration. I believe this has been covered thoroughly, so I'll speak only to the financial impact, which resulted in a current noncash charge of $39.4 million.For Q3, interest and bank charges increased by $300,000 due to part to a shareholder loan as a result of the capitalization of our new Onkyo subsidiary with Sharp. The JV capitalized with a portion of equity and a portion of shareholders' loans to set up the tax structure. We had a decrease in interest expenses related to our credit facility, equity income of our equity investees which relates to our 50-50 joint venture with ASA increased by $400,000, which was offset by an increase in other net expenses and income.Year-to-date, interest and bank charges declined by $400,000. Equity and income of our equity investee increased by $2.5 million, up more than 50%, representing growth and improved profitability of ASA with minimal impacts elsewhere. Net income attributable to VOXX was adversely impacted by the arbitration decision. But as a reminder, Currently, the cash has not been paid out and there is a possibility this could be reversed or a portion of it in future periods if we are successful in our legal pursuit.We reported adjusted EBITDA of $15.4 million in the third quarter and adjusted EBITDA of $30 million year-to-date compared to $24.6 million and $35.3 million for the comparable period. This represents a decline of $9.2 million and $5.3 million versus fiscal 2021 third quarter and 9-month period.In summary, though November 30 sales were up close to 18%, and we had over $5 million of adjusted EBITDA year-to-date, and we are only $5 million of adjusted EBITDA year-to-date, we have had a lot of added costs this year dealing with the supply chain costs and delays, which we have worked and continue to work to mitigate higher professional fees related to acquisitions.Please note, we added Onkyo, which will result in higher expenses without the full impact of production yet. Though next year, we expect to increase the top line, generate production efficiencies and a positive bottom line contribution. And our cash is anticipated to follow historical patterns and increase in the fourth quarter. That concludes my remarks. Operator, we're ready to open up the call for questions.─────────────────────────────────────────────────────────────────────────────────────QUESTIONS AND ANSWERSOperator(Operator Instructions) Our first question comes from Brian Ruttenbur with Imperial Capital.─────────────────────────────────────────────────────────────────────────────────────Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research AnalystYes. Thank you very much. Good quarter operating. A couple of quick questions in terms of price increases. You stated you increased prices in the second quarter.Can you give us a ballpark? I know it's a lot of different products, but on average, how much you increased in the second quarter? And how sticky those price increases were? And then on the fiscal year, if you can talk about price increases, how much you've gone up for these first 3 quarters of this fiscal year.─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorBrian, it does change from product category to product category. But based on changes in the logistics costs of bringing in containers, especially for our bigger products, we've seen increases in excess of 20% in our Consumer group. We've had multiple increases all along whether or not we are taking product by air freight, with some surcharges and things like that because the air freight versus boat really changes the picture on the landing cost of the products, right? I can't give you 1 solid number, but needless to say, we're well above double digits within our automotive group and over 20% within the consumer group.─────────────────────────────────────────────────────────────────────────────────────Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research AnalystOkay. So that's on the year. Is that correct, roughly or north of 20% consumer (inaudible) spent automotive.─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorThat would be on the year. And then obviously, what we're assessing is what does the future look like? Are we going to continue to see it's a combination of chip problems, increased chip cost, increased raw material costs, increased trucking costs, increased freight coming in from overseas. So as some of these problems mitigate throughout the year, we'll be adjusting and matching it to where we believe these costs are going to come in. But let me just say this, from a chip shortage standpoint, we believe that the chip problems will last for the car manufacturers well into fiscal -- I mean calendar '22 possibly into '23. And that's something that, obviously, we have a rough time determining exactly what that does as they move chips around to build certain vehicles and take chips away from other vehicles. So that's the caveat that I gave was as long as they stay to the production schedules that they've given us, we should be pretty good.─────────────────────────────────────────────────────────────────────────────────────Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research AnalystOkay. That's helpful. And I know that you don't give specific guidance on a quarterly basis, but I was trying to understand at least trends comparing you versus maybe last year or something like that as we look forward in the fourth quarter, you're going to have Onkyo contributing. So revenues should be better than the fourth quarter last year overall? Is that the right statement?─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorIt all depends on what we get in product. We're -- in the case of Onkyo, we're getting pretty much -- we're selling everything we get our hands on. So nothing sitting around. Everything is going out. The demand is very strong. So depending on Sharp, primarily holding to production schedules and not having issues either with COVID, where it shuts down their plants and things like that, we expect to continue to expand our Onkyo sales.─────────────────────────────────────────────────────────────────────────────────────Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research AnalystOkay. And then in terms of you typically have a drop in gross margins in the fourth fiscal quarter overall.─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorYes.─────────────────────────────────────────────────────────────────────────────────────Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research AnalystDo you anticipate that with this new mix with Onkyo coming in and everything going on, would you still see a sequential from third quarter to fourth quarter a drop in gross margins or kind of maintain these levels?─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWhat we're looking at is we're looking at improving our margins in the near term, as I've said, because some of the price increases we've already put through the 60- or 90-day periods have expired and we expect those price increases to go into effect. So this might be a little bit different than our typical fourth quarter from a margin standpoint as we expect to see improving margins as price adjustments come in. And the merchandise that we'll be selling in the fourth quarter is pretty much in the barn. So meaning that our -- we don't expect the cost to go up for importing those goods much. There will be some because we are still waiting on some product deliveries.─────────────────────────────────────────────────────────────────────────────────────Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research AnalystOkay. No, that's very helpful. And then just in terms of operating expense, is in the third quarter, looking at third quarter expenses, just the normal ongoing the selling, G&A, engineering exports. Is Onkyo fully in there, so we could be able to model from those levels going forward? Or do we still need to ramp up a little bit?─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorYes. Well, Onkyo is in there for the quarter, we started in September. So they were in there for the full third quarter. We expect to see the same. There could be -- again, part of the -- the overhead calculation when we partnered with [S&O] is the amount of product that they can ship us okay? The more they ship us the lower the cost of carry of the Japanese offices.─────────────────────────────────────────────────────────────────────────────────────Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research AnalystUnderstood. And then pivoting real quick, and then I'll yield before, so to speak, is on this potential arbitration settlement with Seaguard. So can you tell us a time line? I believe that there's going to be certain milestones in February? And can you walk us through what we should be looking for in terms of decisions from either courts or I know it's not necessarily appeal, but where the next steps are in the next milestones and the timing of those milestones?─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorI mean we have asked the arbitrator to review the award, the interim award. That will be done sometime

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Exhibit 99.2

in February. And then from there, it's going to be based on the decisions she makes as to whether or not we take this to either federal court or state court. So what I said is it could be as much as a year or more.─────────────────────────────────────────────────────────────────────────────────────OperatorOur next question comes from [Gloria James] with D.A. Davidson.─────────────────────────────────────────────────────────────────────────────────────   - Happy New Year. I've got 2 questions related to comments that you made in your remarks. So first, as long-time industry participants, I would love a little bit more color on what you're seeing in the supply chain. And if applicable, whether or not you're seeing any signs that supply chain and logistic trends are improving versus last quarter?─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorOkay. From a standpoint of pricing, we do see some modification of pricing on the logistics side. But we're not baking that in 100% only from the standpoint. It depends on the volume of goods coming in. And we also are concerned about the Omicron really taking hold at different parts of Asia, which could create shutdowns at ports, at plants, -- And once that happens, then pricing will start to reflect that. But if I was -- if everything was to stay on course, I would think we'll see some drop in logistics costs as far as bringing products in. I don't believe we're going to see much in the way of chip prices changing much. And we're out 52 weeks on lead times for purchase of needed chips. I don't think that changes until sometime in '23. But as far as logistics, the thing that could hit the logistics that could raise the prices again is going to be a breakout of COVID in the different countries.─────────────────────────────────────────────────────────────────────────────────────   - That's very helpful. And then my second question is, in your remarks, you've mentioned that state home really drove order volume for premium audio products last year. What are your current thoughts on consumer demand for Premium Audio products? And what are the implications for Klipsch considering that you just dropped the 3 new lines of speakers, right?─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorYes. No, what we've done is we had a big launch of our computer speaker last year, and that was particularly appropriate for a stay-at-home situation. So we had large sales there. We knew those sales would not repeat at the level that they were last year. But when I look at the overall, we're up almost 17% in our Premium Audio business over the year, demands remained strong. Now obviously, some of that demand comes from the dollars and the stimulus dollars that were in the economy. But at this particular point, I've got to believe a good portion of that was gone for Christmas, and we had a very solid Christmas. The projections we're looking at on a go-forward basis, as I said in the past, we do believe this business is sustainable.─────────────────────────────────────────────────────────────────────────────────────Operator(Operator Instructions) Our next question comes from [Alex Albertini] with Expert Capital.─────────────────────────────────────────────────────────────────────────────────────   - I'd just like to go back to these arbitration issues again. It's my understanding that there's been 2 claims brought under arbitration. One is for breach contract where there's been a $40 million award. And there's a second claim being heard with respect to patent infringement. Now there's some chatter in the market that the patent infringing claim is actually a much larger claim. Could you comment on that or provide us guidance on the magnitude or potential award. Now I also get that you've been indemnified by your suppliers on that claim. But I know as a lawyer myself, these claims are usually very difficult to enforce from an indemnity point of view. So that would be helpful there, if you could start there. And then I've got another one, if you could start there first.─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorOkay. Well, the first one is, we do not believe that the patents -- first off, we do not believe that we infringed the patent, okay? And secondly, as you rightly mentioned, we do have an indemnity there. But any infringement if we were to lose a case, would be based on the number of products that we sold. And that would be the determining factor for the most part as to what any claim would be paid. And therefore, based on that, we do not believe it would even be material.─────────────────────────────────────────────────────────────────────────────────────   - And could you guide us on revenues generated from the products that those parties or infringed -- (inaudible) now.─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorAt this particular point because we're involved in a case, I would not be at liberty to discuss that.─────────────────────────────────────────────────────────────────────────────────────   - Okay. That's fair enough. And then the second question I had and again, I've been involved in a few of these arbitration disputes is if you appeal that award or if it's entered as a judgment into a state or federal court, my understanding that is you appeal it, you have to post a bond, a cash bond. So could you comment? I know the payment hasn't crystallized, but there could be a payment that needs to go into court at some point. Could you comment on that?─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWell, the thing is that, first off, there is no appeal process in an arbitration. We're either going to sit and speak with the arbitrator to see if she can modify the award in some case. If that's not successful, then we would plan to take it to federal or state court. If we have to post the bond, we've already discussed with our insurance companies, and it would not be, again, in our estimation, would not be material as to the cost of posting that bond.[As this is Arbitration and not an appeal, there is no bond required. Statements made were in regard to earlier discussions regarding the potential of a bond and what would be required.] (added by company after the call)─────────────────────────────────────────────────────────────────────────────────────   - Okay. And then the last question on this matter is I understand under the terms of your revolver that you aren't able to draw funds to incur additional debt. And I would assume that means the any of those judgments. So with $20 million of cash on balance sheet, I know cash is obviously going to trend higher. But assuming you have to post a bond or pay out that award plus a potential patent infringement award. Do you think you have enough capital here, you may need to go back to the market whether an equity raise or some type of debt facility?─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorNo. We can use our facility any way we want. It's an ABL loan. So we're free to do and use that money in any way we want, providing we have enough inventory and enough accounts receivable to support the level of facility that we have, which we do.─────────────────────────────────────────────────────────────────────────────────────   - Okay. And then the last point, we've picked up on some data showing your imports for consumer electronics have trended down, and that's publicly available information from Panjiva. And I'm just curious why imports have dropped off in November and December, quite a [cliff] that's dropped. I'm just wondering if you can comment on, is that a supply chain issue? Are you clearing up inventory? That would be great.─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWe're a cyclical business, and this is the time that our inventories would start to come down after the holiday seasons. We also had and getting ready for the holiday season, brought in sufficient amount early to make sure we have enough inventory for the holiday season. So this is very typical of what you would see our inventories would come down, and we would, in fact, cash up towards the end of our fiscal year. So it's cyclical.─────────────────────────────────────────────────────────────────────────────────────OperatorAnd I'm currently shown no further questions at this time. I'd like to turn the call back over to Pat Lavelle for closing remarks.─────────────────────────────────────────────────────────────────────────────────────Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWell, thank you all. I want to thank you for your interest in VOXX, your support. And once again, I wish you all the best in this coming year. Thank you, and have a good afternoon.─────────────────────────────────────────────────────────────────────────────────────OperatorThis concludes today's conference call. Thank you for participating. You may disconnect.─────────────────────────────────────────────────────────────────────────────────────

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